UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SUTRO BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Sutro Biopharma, Inc. to be held at the Company’s corporate headquarters at 310 Utah Avenue, Suite 150, South San Francisco, California, 94080 on Friday, June 7, 2019 at 9:00 a.m. (Pacific Time).

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 26, 2019, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2019 Annual Meeting of Stockholders and our 2018 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting in person, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

William J. Newell
Chief Executive Officer

SUTRO BIOPHARMA, INC.

310 Utah Avenue, Suite 150

South San Francisco, California, 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Sutro Biopharma, Inc. will be held at the Company’s corporate headquarters at 310 Utah Avenue, Suite 150, South San Francisco, California, 94080 on Friday, June 7, 2019 at 9:00 a.m. (Pacific Time).

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 16, 2019 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as a Sutro Biopharma, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Controller, Regina Cheng at (650) 392-8412 or rcheng@sutrobio.com  or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

William J. Newell Chief Executive Officer

South San Francisco, California

April 26, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2019: the Proxy Statement and our 2018 Annual Report on Form 10-K are available at http://ir.sutrobio.com.

SUTRO BIOPHARMA, INC.

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

SUTRO BIOPHARMA, INC.

310 Utah Avenue, Suite 150

South San Francisco, California, 94080

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2019

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Sutro Biopharma, Inc. (Sutro Biopharma or the Company) for use at Sutro Biopharma’s 2019 Annual Meeting of Stockholders (Annual Meeting) to be held at the Company’s corporate headquarters at 310 Utah Avenue, Suite 150, South San Francisco, California, 94080 on Friday, June 7, 2019 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 26, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 16, 2019, the record date, will be entitled to vote at the meeting. At the close of business on April 16, 2019, 22,925,441 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 16, 2019, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 16, 2019, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 16, 2019, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person – we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2019. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2023; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (William J. Newell and Daniel Janney, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. The Science and Technology Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our research and development and platform programs.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Michael Ross, Daniel Janney, John Freund, Michael Dybbs, Joseph Lobacki, Bryan Lawlis and Shalini Sharp, representing seven of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In addition, Armen Shanafelt, who resigned from our Board of Directors in September 2018, was also an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Audit Committee

Our Audit Committee is composed of Dr. Freund, Dr. Lawlis and Ms. Sharp. Ms. Sharp is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that each of Ms. Sharp and Dr. Lawlis is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Mr. Janney, Mr. Lobacki and Dr. Ross. Mr. Lobacki is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (Radford), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2018. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2018, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2018 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Mr. Janney and Dr. Lawlis. Mr. Janney is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Dybbs and Dr. Ross. Dr. Dybbs is the Chair of our Science and Technology Committee. Our Science and Technology Committee is responsible for, among other things:

•	reviewing our overall scientific, research and development and platform strategy;
•	overseeing our research and development and platform programs;
•	reviewing external scientific research, discoveries and commercial developments, as appropriate; and
•	evaluating our overall intellectual property strategies.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Compensation Committee Interlocks and Insider Participation

During 2018, Mr. Janney, Mr. Lobacki, Dr. Ross, Mr. Petree and Dr. Shanafelt served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2018.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2018, the Board of Directors held ten meetings including telephonic meetings; the Audit Committee held three meetings; the Compensation Committee held four meetings; the Science and Technology Committee held one meeting; and the Nominating and Governance Committee held one meeting. During 2018, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to:

Sutro Biopharma, Inc.

c/o Corporate Secretary

310 Utah Avenue, Suite 150

South San Francisco, California, 94080

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Sutro Biopharma, Inc., 310 Utah Avenue, Suite 150, South San Francisco, California, 94080. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting, except that in the case of our first annual meeting following our initial public offering or if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2020 and 2021, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Dybbs and Dr. Freund, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. Following discussions with Dr. Ross regarding his interest in remaining on our Board of Directors, our Nominating and Governance Committee decided not to recommend that Dr. Ross be nominated for re-election at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2022 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2018 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Michael Dybbs, Ph.D.(1)	44	Class I Director
John G. Freund, M.D.(2)	65	Class I Director

(1)	Member of our Science and Technology Committee
(2)	Member of our Audit Committee

Michael Dybbs, Ph.D., has served as a member of our Board of Directors since July 2018. Dr. Dybbs is currently a partner at Samsara BioCapital, where he has worked since March 2017. Prior to joining Samsara, Dr. Dybbs was a partner at New Leaf Venture Partners, where he worked from May 2009 until September 2016. Before joining New Leaf Venture Partners, L.L.C., Dr. Dybbs was a principal at the Boston Consulting Group. Dr. Dybbs currently serves on the boards of directors of several private companies. Dr. Dybbs previously served on the boards of directors of Versartis, Inc. and Dimension Therapeutics, Inc. Dr. Dybbs received an A.B. in biochemical sciences from Harvard College and a Ph.D. in molecular biology from University of California, Berkeley, where he was awarded a Howard Hughes Medical Institute fellowship. We believe that Dr. Dybbs is qualified to serve on our Board of Directors due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

John G. Freund, M.D., has served as a member of our Board of Directors since February 2014. Dr. Freund founded Skyline Ventures, a venture capital firm, in September 1997, where he has served as a Managing Director since its founding. Prior to founding Skyline, Dr. Freund served as Managing Director at Chancellor Capital Management, cofounded Intuitive Surgical, Inc., served in various positions at Acuson Corporation, was a general partner at Morgan Stanley Venture Partners and co-founded the Healthcare Group in the Corporate Finance Department of Morgan Stanley. Dr. Freund currently serves on the boards of directors of Proteon Therapeutics, Inc., Collegium Pharmaceutical, Inc., Tetraphase Pharmaceuticals, Inc., SI Bone, Inc. and six U.S. registered investment funds managed by affiliates of Capital Group, Inc. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund previously served on the boards of directors of several publicly traded companies, including XenoPort, Inc., where he was Chairman, Concert Pharmaceuticals, Inc., MAP Pharmaceuticals, Inc. and MAKO Surgical Corp. Dr. Freund received an A.B. in History from Harvard College, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School. We believe that Dr. Freund is qualified to serve on our Board of Directors because of his training as a physician and his extensive investment, business and board experience with public healthcare and biopharmaceutical companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.  As noted above, Dr. Ross, a Class I director, will not stand for re-election at the Annual Meeting and his term is set to expire at the Annual Meeting. We have included information about Dr. Ross in this proxy statement for reference only.

Name	Age	Class
Daniel Janney(1) (2)	53	Class II Director
V. Bryan Lawlis, Ph.D.(1) (3)	67	Class II Director
William J. Newell	61	Class II Director
Joseph Lobacki(2)	60	Class III Director
Daniel Petree	63	Class III Director
Shalini Sharp(3)	40	Class III Director
Michael Ross, Ph.D.(2) (4)	69	Class I Director

(1)	Member of our Nominating and Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee
(4)	Member of our Science and Technology Committee

Daniel Janney has served as a member of our Board of Directors since February 2014. In 1996, Mr. Janney joined Alta Partners, a life sciences venture capital firm, where he is currently a managing director. Prior to joining Alta, Mr. Janney was Vice President of the healthcare and biotechnology investment banking group at Montgomery Securities. Mr. Janney currently serves on the boards of directors of Allakos, Inc., Esperion Therapeutics, Inc., and Krystal Biotech, as well as on the boards of directors of several private companies. Mr. Janney is a member of The President’s Council of the J. David Gladstone Institutes, serves on the Board of Regents of Georgetown University and serves on the Board of Trustees of the California Academy of Sciences. Mr. Janney received a B.A. in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. We believe that Mr. Janney is qualified to serve on our Board of Directors because of his experience working with and serving on the boards of directors of various life sciences companies.

V. Bryan Lawlis, Ph.D., has served as a member of our Board of Directors since January 2004. From 2011 to 2016, Dr. Lawlis served as the President and Chief Executive Officer of Itero Biopharmaceuticals Holdings, LLC, a pharmaceutical company focused on protein therapeutics. Previously, he served as President and CEO at Itero Biopharmaceuticals, Inc., and in senior management positions at Aradigm Corporation, Covance Biotechnology Services, Inc. and Genentech, Inc. Dr. Lawlis currently serves on the boards of directors at BioMarin Pharmaceutical Inc., Geron, Inc., Coherus Biosciences, Inc., and Aeglea Biotherapeutics, Inc., as well as on the boards of directors of several private companies. Dr. Lawlis is also an advisor for Phoenix Venture Partners, a venture capital firm that invests in material science and manufacturing technology. Dr. Lawlis holds a B.A. in Microbiology from the University of Texas at Austin and a Ph.D. in Biochemistry from Washington State University. We believe that Dr. Lawlis is qualified to serve on our Board of Directors because of his longtime involvement in the biotechnology industry and extensive service as a director or officer of other life sciences companies.

William J. Newell has served as our Chief Executive Officer and a member of our Board of Directors since January 2009. Previously, he served as the President of Aerovance, Inc., a biotechnology company focused on respiratory diseases, from 2006 to 2007. Mr. Newell has also served as the Chief Business Officer and Senior Vice President at QLT Inc., in several senior management positions at Axys Pharmaceuticals, Inc., and has experience as a corporate lawyer. He currently serves on the boards of directors of a private biotechnology company, the Biotechnology Innovation Organization’s Health Section and Emerging Company Section and the California Life Sciences Association, where he also serves as a Chair and as a member of the executive committee. Mr. Newell received an A.B. in Government from Dartmouth College and a J.D. from the University of Michigan Law School. We believe that Mr. Newell is qualified to serve on our Board of Directors because of his experience with various biotechnology companies, including working with and serving in various executive positions in life sciences companies.

Joseph M. Lobacki has served as a member of our Board of Directors since February 2017. Since January 2018, Mr. Lobacki has served as Executive Vice President and Chief Commercial Officer for Verastem, Inc., a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of hematologic malignancies. From November 2016 to December 2017, Mr. Lobacki served as Chief Operating Officer for Crestovo, a clinical-stage biopharmaceutical company focused on microbiome therapies. From 2014 to 2016, Mr. Lobacki served as Chief Commercial Officer at Medivation, Inc., a biopharmaceutical company focused on development of novel therapies for the treatment of serious diseases. From 2012 to 2014, Mr. Lobacki also served as General Manager of Oncology and an independent biotechnology consultant at Idera Pharmaceuticals, Inc., a biopharmaceutical company focused on therapies for cancer and rare diseases. Previously, Mr. Lobacki served as Senior Vice-President and Chief Commercial Officer at Micromet, Inc., Senior Vice-President and General Manager of US Transplant and Oncology at Genzyme Corporation and in various other positions at SangStat Medical Corporation, Cell Pathways, Inc., Rhone-Poulenc Rorer and Lederle Laboratories. Mr. Lobacki previously served on the board of directors of Celator Pharmaceuticals Inc. Mr. Lobacki earned a B.S. in Biology from Boston College and a B.S. in Pharmacy from the Massachusetts College of Pharmacy. We believe that Mr. Lobacki is qualified to serve on our Board of Directors because of his strong biopharmaceutical managerial and commercial experience, including his expertise with biopharmaceutical research and development, sales and marketing and strategy and operations.

Daniel H. Petree, has served as a member of our Board of Directors since August 2009. In April 2012, Mr. Petree co-founded Four Oaks Partners Consulting, LLC, which provides transaction advisory services to small and medium-sized life science companies and in 2000, Mr. Petree co-founded P2 Partners, LLC, Four Oaks’ predecessor in the same business. Before co-founding P2 Partners, Mr. Petree served as President and Chief Operating Officer of Axys Pharmaceuticals, Inc., Executive Vice President and Chief Financial Officer of Arris Pharmaceuticals, Incorporated and Vice President of Business Development at TSI Corporation and was a corporate and securities lawyer. Mr. Petree previously served on the boards of directors of Lpath, Inc., Biocept, Inc. and Cypress Bioscience, Inc. along with a number of privately held biotechnology companies. Mr. Petree received an A.B. in History and Political Science from Stanford University and a J.D. from the University of Michigan Law School. We believe that Mr. Petree is qualified to serve on our Board of Directors because of his experience in the biotechnology industry, including structuring and negotiating pharmaceutical partnering arrangements and strategic transactions.

Shalini Sharp, has served as a member of our Board of Directors since November 2018. Since May 2012, Ms. Sharp has served as Chief Financial Officer and Executive Vice President for Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare genetic diseases. Prior to Ultragenyx, Ms. Sharp served as Chief Financial Officer of Agenus Inc., a publicly traded biotechnology company focused on cancer immunotherapies, from 2006 to 2012, and from 2003 to 2006 held increasing roles of responsibility at Agenus spanning strategic planning, corporate development, investor relations, corporate finance and business development. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals, Inc., including serving as chief of staff to the chairman of the board of directors during that company’s restructuring. Ms. Sharp also previously served as a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp currently serves on the board of directors of Array Biopharma Inc., a publicly traded biotechnology firm focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer, as well as on the board of directors of the TB Alliance, a non-profit organization dedicated to the development and distribution of treatments for tuberculosis in the developing world. Ms. Sharp previously served on the board of directors of Agenus from 2012 to 2018. Ms. Sharp received a B.A. in English literature from Harvard College and an M.B.A. from Harvard Business School.  We believe that Ms. Sharp is qualified to serve on our Board of Directors because of her extensive experience in the biotechnology industry and extensive service as a director or officer of other life sciences companies.

Michael Ross, Ph.D., has served as a member of our Board of Directors since October 2006. Since 2002, Dr. Ross has served as a Managing Partner at SV Health Investors, LLC, a venture capital firm. Previously, Dr. Ross served in various senior management roles at CyThera, Inc., Carta Proteomics Inc., MetaXen LLC, Arris Pharmaceuticals, Incorporated and Genentech, Inc. Dr. Ross currently serves on the boards of directors of Deciphera Pharmaceuticals, Inc., Ophthotech Corporation, Arsanis, Inc. and Catabasis Pharmaceuticals, Inc., as well on the boards of directors of Adimab Inc. and Ribometrix, Inc., both private companies. Dr. Ross is also on the Board of Overseers of the Thayer School of Engineering at Dartmouth College. Dr. Ross received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Chemistry from the California Institute of Technology and completed post doctorate training in molecular biology at Harvard University. We believe that Dr. Ross is qualified to serve on our Board of Directors because of his experience in the biopharmaceutical industry, including his expertise in drug discovery and development.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the year ended December 31, 2018, our non-employee directors received the following compensation:

•

Prior to September 2018, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors.  In connection with our initial public offering, our Board of Directors approved the grant of an option to purchase 26,033 shares of our common stock to automatically be made to each of our non-employee directors upon the pricing of our initial public offering. Each such option vests in 36 equal installments on each monthly anniversary of the grant date, subject to the director’s continued service on each applicable vesting date.

•

Following our initial public offering, the following compensation program for our non-employee directors was adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

o

Cash Compensation.  The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $35,000; the Chairmen of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $15,000, $10,000, $10,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $7,500, $5,000, $5,000 and $5,000, respectively.

o

Equity Compensation. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire a certain number of shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.  On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to acquire a certain number of shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2018. Mr. Newell, our Chief Executive Officer, received no compensation for his service as a director during 2018.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	All Other Compensation($)		Total($)
Michael Dybbs, Ph.D.	$11,250	$387,449	$ —		$398,699
John G. Freund, M.D.	10,625	387,449	—		398,074
Michael Ross, Ph.D.	11,250	387,449	—		398,699
Daniel Janney	21,250	387,449	—		408,699
V. Bryan Lawlis, Ph.D.	13,750	387,449	20,000	(3)	421,199
Joseph Lobacki	13,125	387,449	20,000	(3)	420,574
Daniel Petree	8,750	387,449	640,000	(3)(4)	1,036,199
Shalini Sharp	7,337	309,272	—		316,609
Armen Shanafelt, Ph.D.(2)	—	—	—		—

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2018 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.

(2)	Dr. Shanafelt resigned from our Board of Directors on September 26, 2018.
(3)	The amounts reported represent payment made to directors who performed consulting services for us, which such consulting services were terminated prior to our IPO.
(4)

In addition to payments for performing consulting services for us for $40,000, Mr. Petree received $600,000 pursuant to agreements between us and Mr. Petree. For additional information regarding these agreements, see the section entitled “Certain Relationships and Related Party Transactions—Agreements with Mr. Petree.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2019. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2018 and 2017. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2018 and 2017.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2018	Fiscal Year 2017
Audit fees(1)	$1,645,380	$436,450
Audit-related fees(2)	30,000	45,117
Tax fees(3)	109,109	102,310
All other fees(4)	—	—
Total fees	$1,784,489	$583,877

(1)

“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2018 Audit Fees and 2017 Audit Fees are $1,094,400 and $175,150, respectively of fees billed in connection with our initial public offering.

(2)	“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal years 2018 and 2017 financial statements.
(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

(4)	There were no other fees incurred in 2018 or 2017.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2018. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2018 be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Shalini Sharp, Chair

John G. Freund, M.D.

V. Bryan Lawlis, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 22,925,441 shares of our common stock outstanding on March 31, 2019. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2019 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sutro Biopharma, Inc., 310 Utah Avenue, Suite 150, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ(1)	2,723,509	11.9%
Alta Partners VIII, L.P.(2)	1,944,901	8.5
Skyline Venture Partners, L.P.(3)	1,960,053	8.5
Entities affiliated with SV Health Investors(4)	1,824,542	8.0
Celgene Corporation(5)	1,726,197	7.5
Citadel Advisors LLC.(6)	1,728,345	7.5
Lilly Ventures Fund I LLC(7)	1,540,813	6.7
Eventide Asset Management, LLC(8)	1,244,895	5.4

Directors and Named Executive Officers:
William Newell(9)	421,093	1.8
Arturo Molina, M.D., M.S., FACP(10)	127,854	*
Trevor Hallam, Ph.D.(11)	169,798	*
Michael Dybbs, Ph.D.(12)	5,785	*
John G. Freund, M.D.(13)	1,965,838	8.6
Daniel S. Janney(14)	1,950,686	8.5
V. Bryan Lawlis, Ph.D.(15)	25,536	*
Joseph Lobacki(16)	22,130	*
Daniel H. Petree(17)	32,003	*
Michael Ross, Ph.D.(18)	1,830,327	8.0
Shalini Sharp(19)	4,338	*
All executive officers and directors as a group (15 persons)(20)	6,881,399	28.9%

*	Represents beneficial ownership of less than one percent.
(1)

Represents 2,723,509 shares of common stock held by Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth NJ, or Merck. The address of Merck is 2000 Galloping Hill Road, Kenilworth, New Jersey 07033. Such information is based on a Schedule 13G filed with the SEC on October 4, 2018.

(2)

Represents 1,944,901 shares of common stock held by Alta Partners VIII, L.P., or Alta Partners. Alta Partners Management VIII, LLC, or APM VIII, is the general partner of Alta Partners.  Daniel S. Janney, a member of our Board of Directors, Farah Champsi and Guy Nohra, are the managing directors of Alta Partners.  As such, APM VIII and Messrs. Janney, Champsi and Nohra may be deemed to share voting and dispositive power over the shares held by Alta Partners. The address of Alta Partners is One Embarcadero Center, Suite 3700, San Francisco, California 94111. Such information is based on a Schedule 13G filed with the SEC on February 12, 2019.

(3)

Represents (i) 1,960,053 shares of common stock held by Skyline Venture Partners V, L.P., or Skyline L.P. John G. Freund, a member of our Board of Directors, and Yasunori Kaneko are the managing directors of Skyline Venture Management V, LLC, which is the general partner of Skyline L.P. Messrs. Freund and Kaneko may be deemed to share voting and dispositive power over the shares held by Skyline L.P. The address of Skyline L.P. is 525 University Avenue, Suite 1350, Palo Alto, California 94301.

(4)

Represents an aggregate of 881,751 shares of common stock held by SV Life Sciences Fund V, L.P., or SVLS V LP, and SV Life Sciences Fund V Strategic Partners, L.P., or SVLS V Strategic, and together with SVLS V LP, the Fund V Entities. SV Life Sciences Fund V (GP) L.P., or SVLS V GP, is the general partner of the Fund V Entities. SVLSF V, LLC is the general partner of SVLS V GP. Each of SVLS V GP and SVLSF V, LLC may be deemed to share voting and dispositive power over the shares held by the Fund V Entities. Michael Ross, Ph.D., a member of our Board of Directors, Kate Bingham, James Garvey and Eugene D. Hill III are the members of SVLSF V, LLC’s investment committee and may be deemed to share voting and dispositive power over the shares held by the Fund V Entities. Also represents an aggregate of 942,791 shares of common stock held by International Life Sciences Fund III (LP1), L.P., or ILSF LP1, International Life Sciences Fund III Co-Investment, L.P., or ILSF Co-Invest, and International Life Sciences Fund III Strategic Partners, L.P., or ILSF Strategic, and collectively with ILSF LP1 and ILSF Co-Invest, the Fund III Entities. International Life Sciences Fund III (GP), LP, or Fund III GP, is the general partner of the Fund III Entities. ILSF III, LLC is the general partner of Fund III GP.  Each of Fund III GP and ILSF III, LLC may be deemed to share voting and dispositive power over the shares held by the Fund III Entities. Michael Ross, Ph.D., a member of our Board of Directors, Kate Bingham, James Garvey and Eugene D. Hill III are the members of ILSF III LLC’s investment committee and may be deemed to share voting and dispositive power over the shares held by the Fund III Entities. The address of SV Health Investors is One Boston Place, 201 Washington Street, Suite 3900, Boston, Massachusetts 02108. Such information is based on a Schedule 13G filed with the SEC on October 9, 2018.

(5)	Represents 1,726,197 shares of common stock held by Celgene Corporation. The address of Celgene is 86 Morris Avenue, Summit, New Jersey 07901.
(6)

Represents 1,728,345 shares of common stock held by Citadel Multi-Strategy Equities Master Fund Ltd., or Citadel. Citadel Advisors LLC, or Citadel Advisors, acts as the portfolio manager of Citadel. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors, and Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP and may be deemed to share voting and dispositive power over the shares held by Citadel. The address of Citadel is c/o Citadel Advisors, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603. Such information is based on a Schedule 13G filed with the SEC on February 14, 2019.

(7)

Represents 1,540,813 shares of common stock held by Lilly Ventures Fund I, LLC, or LVFI. LV Management Group, LLC, or LVMG, is the management company for LVFI and may be deemed to indirectly beneficially own the shares held by LVFI. LVMG’s voting and dispositive decisions with respect to the shares held by LVFI are made by LVMG’s management committee, which consists of Armen B. Shanafelt, Ph.D., a former member of our Board of Directors, S. Edward Torres and Steven E. Hall, Ph.D. Dr. Shanafelt resigned from our Board of Directors on September 26, 2018. The address of LVFI is Lilly Ventures, 115 W. Washington Street, South Tower, Suite 1680, Indianapolis, Indiana 46204. Such information is based on a Schedule 13G filed with the SEC on February 14, 2019.

(8)

Represents 1,244,895 shares of common stock held by Eventide Asset Management, LLC. on behalf of Eventide Healthcare & Life Sciences Fund.  The address of Eventide Asset Management, LLC is One International Place, Suite 4210, Boston, Massachusetts 02110. Such information is based on a Schedule 13G filed with the SEC on February 13, 2019.

(9)

Represents (i) 188,170 shares of common stock, (ii) 185,678 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019, (iii) 21,154 shares of common stock held by Newell Family Revocable Trust DTD 08/14/2008, or Newell Trust, and (iv) 26,091 shares of common stock held by Taluswood Partners, L.P. Mr. Newell is the trustee of the Newell Trust and the general partner of Taluswood Partners, L.P.

(10)	Represents 127,854 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(11)	Represents (i) 15,800 shares of common stock and (ii) 153,998 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(12)

Represents 5,785 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019. Dr. Dybbs is a partner of Samsara BioCapital, L.P., or Samsara, but Dr. Dybbs does not hold voting or dispositive power over the shares held of record by Samsara.

(13)

Represents (i) 1,960,053 shares of common stock held by Skyline Venture Partners, L.P. and (ii) 5,785 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019 held by Dr. Freund, of which Skyline L.P. has voting and dispositive power over 5,785 shares.

(14)

Represents 1,944,901 shares of common stock held by Alta Partners and (ii) 5,785 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019 held by Mr. Janney, of which Alta Partners has voting and dispositive power over 5,785 shares.

(15)	Represents (i) 2,478 shares of common stock and (ii) 23,058 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(16)	Represents 22,130 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(17)	Represents (i) 3,222 shares of common stock and (ii) 28,781 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(18)

Represents (i) 1,824,542 shares held by entities affiliated with SV Health Investors (see note 4 above) and (ii) 5,785 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019 held by Dr. Ross, of which entities affiliated with SV Health Investors have voting and dispositive power over 5,785 shares.

(19)	Represents 4,338 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.
(20)	Represents (i) 5,998,482 shares of common stock and (ii) 882,917 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2019.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2019:

Name	Age	Position(s)
William J. Newell	61	Chief Executive Officer and Director
Arturo Molina, M.D., M.S., FACP	60	Chief Medical Officer
Trevor J. Hallam, Ph.D.	60	Chief Scientific Officer
Edward Albini	61	Chief Financial Officer
Shabbir T. Anik, Ph.D.	66	Chief Technical Operations Officer
Linda Fitzpatrick	62	Chief People and Communications Officer
Stephen T. Worsley	55	Chief Business Officer

William J. Newell has served as our Chief Executive Officer and a member of our Board of Directors since January 2009. biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”.

Arturo Molina, M.D., M.S., FACP, has served as our Chief Medical Officer since February 2016. From February 2013 to February 2016, Dr. Molina served as Vice President of Oncology Scientific Innovation at Johnson & Johnson’s California Innovation Center, an organization focused on building early stage collaborations with emerging companies. Previously, Dr. Molina served as Chief Medical Officer and Vice President of Clinical Development for Johnson and Johnson’s Ortho Biotech Oncology Research and Development, a unit of Cougar Biotechnology, Inc., Chief Medical Officer of Cougar Biotechnology, Inc., Senior Director and Interim Head of Oncology/Hematology in the Department of Medical Research and Clinical Development at Biogen Idec, Inc., and Senior Director of Medical Affairs at IDEC Pharmaceuticals Corporation. Since 2006, Dr. Molina has served as a National Advisory Committee Member for the Harold Amos Medical Faculty Development Program of the Robert Wood Johnson Foundation. From 1991 to 2002, Dr. Molina was a faculty staff physician in the Department of Hematology/Bone Marrow Transplantation and Department of Medical Oncology/Therapeutics Research at City of Hope Comprehensive Cancer Center and Adjunct Professor from 2004 to 2007. Dr. Molina was also on the Board of Directors of the City of Hope Medical Group. Dr. Molina received a B.S. in Zoology and B.A. in Psychology from the University of Texas at Austin and an M.S. in Physiology and M.D. from Stanford University School of Medicine. He is board certified in internal medicine and medical oncology, has an active California medical license and is a staff physician (volunteer) in the Oncology Clinic at the Veterans Affairs Palo Alto Health Care System. Since January 2019, Dr. Molina has been an Adjunct Clinical Associate Professor (volunteer) in the Department of Medicine, Division of Oncology, Stanford University School of Medicine.

Trevor J. Hallam, Ph.D., has served as our Chief Scientific Officer since December 2010. Prior to joining us, Dr. Hallam was Executive Vice President of Research & Development at Palatin Technologies, Inc., and held several senior management positions in various pharmaceutical companies, including AstraZeneca PLC, SmithKline & French Laboratories, Ltd., Glaxo Group Research Ltd., Roche Research and Rhone-Poulenc Rorer. Dr. Hallam received a BSc (Hons) in Biochemistry from the University of Leeds and a Ph.D. in Biochemistry from Kings College, University of London. He then conducted post-doctoral training at the Physiological Laboratory, University of Cambridge.

Edward Albini has served as our Chief Financial Officer since January 2013. During 2012, Mr. Albini served as a consulting Chief Financial Officer for Carbylan Biosurgery, a company focused on the development and commercialization of advanced biomaterial-based joint therapies. From 2011 to 2016, Mr. Albini also served as Chief Financial Officer and Secretary for Itero Holdings, LLC, a successor entity to Itero Biopharmaceuticals, Inc., a company focused on the development and commercialization of protein therapeutics, at which Mr. Albini served as Chief Financial Officer and Senior Vice President from 2009 to 2011. Previously, Mr. Albini served as Chief Financial Officer of Novacea, Inc. and Lynx Therapeutics, Inc., both biopharmaceutical companies. Mr. Albini received a B.S.C. in Accounting from Santa Clara University and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Albini is also a certified public accountant (inactive status) in California.

Shabbir T. Anik, Ph.D., has served as our Chief Technical Operations Officer since March 2016. From August 2011 to December 2015, Dr. Anik served as Senior Vice President of Technical Operations at Onyx Pharmaceuticals, Inc., a pharmaceutical company focused on developing medicines for the treatment of cancer. Previously, Dr. Anik served as President and Chief Executive Officer of Althea Technologies Inc., President of Global Pharmaceutical Development Services and Chief Scientific Officer for Patheon Inc. and in various leadership positions at Neurex Corporation and Syntex Inc. Dr. Anik received a B.S. in Pharmacy from the University of Bombay, a Ph.D. in Pharmaceutical Sciences from the University of Wisconsin, Madison and an M.B.A. from Santa Clara University.

Linda Fitzpatrick has served as our Chief People and Communications Officer since August 2018. From January 2008 to August 2018, Ms. Fitzpatrick served as our VP of Human Resources and Communications in the capacity of Senior Advisor. In addition to her strategic consulting practice, she co-founded Parallax Venture Partners, an early stage health care venture fund in April 2002. From October 1992 to March 2002, Ms. Fitzpatrick served as Vice President of Human Resources, Corporate Communications and Operations for Gilead Sciences, Inc. and from February 1985 to September 1992 she served as Director of Investor Relations and Director of Compensation, Benefits and Systems for Genentech, Inc., in addition to heading the human resources and corporate communications strategy for a variety of publicly held biotechnology companies. Ms. Fitzpatrick also serves on a variety of non-profit boards, including board chair roles, in the science, education and community development arenas. Ms. Fitzpatrick received a B.A. in Psychology and Sociology from San Francisco State University.

Stephen T. Worsley has served as our Chief Business Officer since September 2018. From October 2017 to September 2018, Mr. Worsley served as Senior Vice President, Business Development for Indi Molecular, Inc., an emerging life sciences company developing a synthetic class of diagnostic and therapeutic agents. From November 2013 to October 2017, Mr. Worsley served as Vice President of Business Development for Peregrine Pharmaceutical, Inc., now Avid BioServices, Inc, a biopharmaceutical company developing immuno-oncology related antibodies and manufacturing of biopharmaceutical products. Prior to Peregrine, Mr. Worsley held several senior management positions in various pharmaceutical companies, including Centrose Pharmaceutical, Inc., Intrexon Corporation, Raven Biotechnologies, Inc. and Abgenix, Inc. Mr. Worsley also previously served on the board of directors of Peregrine Beijing, Ltd. Mr. Worsley received a B.S. in International Economics and Finance from the University of Utah and an M.B.A. in Finance from the University of Washington.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2018 and 2017. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2018, were:

•	William J. Newell, Chief Executive Officer and Director;
•	Arturo Molina, M.D., M.S., FACP, Chief Medical Officer; and
•	Trevor Hallam, Ph.D., Chief Scientific Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary($)	Option Awards($) (1)	Stock Awards($)(1)	Non-Equity Incentive Plan Compensation($) (2)	All Other Compensation($)		Total($)
William J. Newell
Chief Executive Officer	2018	482,000	6,764,993	1,136,355	301,250	—		8,684,598
	2017	467,620	—	—	199,000	35,903	(3)	702,523
Arturo Molina, M.D., M.S., FACP
Chief Medical Officer	2018	440,300	2,306,240	387,390	220,150	—		3,354,080
	2017	427,450	—	—	145,300	—		572,750
Trevor Hallam, Ph.D.
Chief Scientific Officer	2018	405,800	2,951,998	702,465	202,900	132,000	(4)	4,395,163
	2017	393,975	—	—	134,000	149,951	(3) (4)	677,926

(1)

The amounts reported in the “Option Awards” and “Stock Awards” columns represent the aggregate grant date fair value of such awards granted to our named executive officers during the years ended December 31, 2018 and 2017 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(2)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2018 and 2017 corporate objectives.
(3)

The amount reported in this column for Mr. Newell and $17,951 of the amount reported in this column for Dr. Hallam represent the aggregate grant-date fair value of the awards granted under our 2017 Call Option Plan to our named executive officers during the year ended December 31, 2017 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in the All Other Compensation column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the awards.

(4)	The amount includes $132,000 for travel and rental housing expenses paid to Dr. Hallam, whose residence is in Pennsylvania, in conjunction with his regular duties in our California facilities.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives. For the 2017 bonuses, these objectives included the filing with the U.S. Food and Drug Administration of an Investigational New Drug application for our first wholly-owned product candidate. In July 2018, based on the achievement of these corporate performance objectives, our board of directors determined to award bonuses equal to 85% of each executive officer’s target bonus. For 2017, each of Mr. Newell and Drs. Molina and Hallam were awarded the bonuses reflected in the table above, which represented 85% of each individual’s 2017 target bonus of $233,810, $170,980 and $157,590, respectively.

For the 2018 bonuses, these objectives included the achievement of key financial metrics, including a collaboration with Merck Sharp & Dohme Corp, a subsidiary of Merck & Co., Inc., Kenilworth, NJ, the Series E redeemable convertible preferred financing, completion of an initial public offering, and the advancement into clinical development of our first wholly-owned product candidate and the filing with, and clearance received from, the U.S. Food and Drug Administration of an Investigational New Drug application for our second wholly-owned product candidate. In December 2018, based on the achievement of these corporate performance objectives, our board of directors determined to award bonuses equal to 125% of each executive officer’s target bonus. For 2018, each of Mr. Newell and Drs. Molina and Hallam were awarded the bonuses reflected in the table above, which represented 125% of each individual’s 2018 target bonus of $241,000, $176,120 and $162,320, respectively.

2017 Call Option Equity Awards

In February 2017, our board of directors granted Mr. Newell and Dr. Hallam options to purchase 150,000 and 75,000 shares of common stock, respectively, of SutroVax, Inc. (SutroVax), a company in which we own a minority interest, with an exercise price of $0.76 per share. The options vest as to 25% annually over a period of four years as measured from the date of grant and each 25% tranche that vests in a given year must be exercised within the fourth calendar quarter in the year in which such tranche vests. Mr. Newell serves on the board of directors of SutroVax, while Dr. Hallam is a member of SutroVax’s Scientific Advisory Board.  In 2017, Mr. Newell and Dr. Hallam exercised their vested options in full for a total of 37,500 shares and 18,750 shares in SutroVax, respectively. In 2018, Mr. Newell and Dr. Hallam exercised their vested options in full for a total of 37,500 shares and 18,750 shares in SutroVax, respectively.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2018.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested (#)
William J. Newell	09/26/2018	(1)	6,666	26,664	15.000	9/25/2028	09/26/2018	(1)	75,757	1,136,355
	09/26/2018	(1)	21,743	399,472	15.000	9/25/2028
	09/28/2015	(2) (3)	8,347	—	11.979	9/27/2025
	09/28/2015	(2) (4)	50,717	11,075	11.979	9/27/2025
	09/28/2015	(2) (3)	13,774	—	11.979	9/27/2025

Arturo Molina, M.D., M.S., FACP	09/26/2018	(1)	6,666	26,664	15.000	9/25/2028	09/26/2018	(1)	25,826	387,390
	09/26/2018	(1)	3,018	118,610	15.000	9/25/2028
	02/24/2016	(2) (5)	91,007	28,603	14.157	2/23/2026
	02/24/2016	(2) (4)	7,063	—	14.157	2/23/2026

Trevor Hallam, Ph.D.	09/26/2018	(1)	6,666	26,664	15.000	9/25/2028	09/26/2018	(1)	33,057	495,855
	09/26/2018	(1)	5,730	159,287	15.000	9/25/2028	09/26/2018	(1)	13,774	206,610
	09/28/2015	(2) (4)	7,579	—	11.979	9/27/2025
	09/28/2015	(2) (4)	8,219	—	11.979	9/27/2025
	09/28/2015	(2) (3)	10,331	3,359	11.979	9/27/2025
	09/28/2015	(2) (4)	7,207	—	11.979	9/27/2025
	02/27/2014	(2) (4)	15,631	—	5.808	2/26/2024
	02/27/2014	(2) (4)	9,152	—	5.808	2/26/2024
	02/14/2013	(2) (4)	6,343	—	5.808	2/13/2023
	09/20/2012	(2) (4)	19,405	—	4.356	9/19/2022
	02/09/2011	(2) (4)	9,182	—	4.356	2/8/2021
	02/09/2011	(2) (4)	23,934	—	4.356	2/8/2021

(1)	Equity award was granted under our 2018 Equity Incentive Plan.

(2)	Equity award was granted under our 2004 Stock Plan.
(3)	1/48th of the option vests on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service.
(4)	100% of the shares subject to the option are fully vested.
(5)	1/4th of the option vested on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service.

Employment Agreements

We have entered into employment agreements with certain senior management personnel, including our named executive officers. Each of these agreements provides for at-will employment and includes each officer’s base salary, a discretionary annual incentive bonus opportunity that may be based on individual and company performance and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company.

Mr. Newell’s Employment Offer Letter

Mr. Newell is party to an offer letter with us dated December 29, 2008 pursuant to which he serves as our Chief Executive Officer. The terms and conditions of his offer letter provide for an annual base salary, and eligibility for an annual bonus, health insurance and other benefits, all subject to adjustment from time to time. The offer letter also provides for the grant of an option to purchase 39,351 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, which has been granted to Mr. Newell. Mr. Newell is an at-will employee.

On January 28, 2009, we entered into a Management Continuity Agreement with Mr. Newell, subsequently amended on September 27, 2016, which entitles Mr. Newell to certain severance benefits.

Upon a Change of Control (as defined in the Management Continuity Agreement) and subject to Mr. Newell’s execution of a release of claims in a form satisfactory to us, he will be entitled to (i) 18 months of his then current annual base salary and (ii) 100% accelerated vesting on all outstanding Company stock options and restricted stock. Additionally, Mr. Newell will be entitled to 100% paid premiums for his continued health benefits under COBRA for 18 months if we terminate his employment without Cause (as defined in the Management Continuity Agreement) or Mr. Newell voluntarily terminates his employment for Good Reason (as defined in the Management Continuity Agreement) following such Change of Control.

Absent a Change of Control, if we terminate Mr. Newell’s employment without Cause (as defined in the Management Continuity Agreement), or Mr. Newell voluntarily terminates his employment for Good Reason (as defined in the Management Continuity Agreement), and subject to his execution of a separation agreement and release of claims in a form satisfactory to us, he will be entitled to (i) 18 months of his annual base salary, (ii) 18 months of accelerated vesting on all outstanding Company stock options and restricted stock and (iii) 100% paid premiums for his continued health benefits under COBRA for 18 months.

Dr. Hallam’s Employment Offer Letter

Dr. Hallam is party to an offer letter with us dated November 12, 2010 pursuant to which he serves as our Chief Scientific Officer. The terms and conditions of his offer letter provide for an annual base salary and eligibility for an annual bonus, health insurance and other benefits, all subject to adjustment from time to time. The offer letter also provides for the grant of an option to purchase 46,890 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, which has been granted to Dr. Hallam. Dr. Hallam is an at-will employee.

On September 27, 2016, we entered into an amendment with Dr. Hallam to amend certain severance provisions of his offer letter.

Absent a Change of Control (as defined in his amended offer letter), if we terminate Dr. Hallam’s employment without Cause or he resigns for Good Reason (each as defined in his amended offer letter), subject to Dr. Hallam’s execution of a separation agreement and release of claims in a form satisfactory to us, he will be entitled to (i) 12 months of his then current annual base salary, (ii) 12 months of accelerated vesting on all outstanding stock options and restricted stock and (iii) reimbursement for paid premiums for his continued health benefits under COBRA for 12 months.

If we terminate Dr. Hallam’s employment without Cause or he resigns for Good Reason (each as defined in his amended offer letter) and such termination occurs on or within 12 months following a Change of Control (as defined in his amended offer letter), subject to Dr. Hallam’s execution of a separation agreement and release of claims in a form satisfactory to us, he will be entitled to (i) 12 months of his then current annual base salary, (ii) 100% accelerated vesting on all outstanding stock options and restricted stock and (iii) reimbursement for paid premiums for his continued health benefits under COBRA for 12 months.

Dr. Molina’s Employment Offer Letter

Dr. Molina is a party to an offer letter with us dated December 11, 2015 pursuant to which he serves as our Chief Medical Officer. The terms and conditions of his offer letter provide for an annual base salary and eligibility for an annual bonus, health insurance and other benefits, all subject to adjustment from time to time. The offer letter also provides for the grant of an option to purchase 98,070 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, which has been granted to Dr. Molina. Dr. Molina is an at-will employee.

On September 27, 2016, we entered into an amendment with Dr. Molina to amend certain severance provisions of his offer letter.

Absent a Change of Control (as defined in his amended offer letter), if we terminate Dr. Molina’s employment without Cause or he resigns for Good Reason, (as defined in his amended offer letter), subject to Dr. Molina’s execution of a separation agreement and release of claims in a form satisfactory to us, he will be entitled to (i) 12 months of his then current annual base salary, (ii) 12 months of accelerated vesting on all outstanding stock options and restricted stock and (iii) reimbursement for paid premiums for his continued health benefits under COBRA for 12 months.

If we terminate Dr. Molina’s employment without Cause or he resigns for Good Reason (each as defined in his amended offer letter) and such termination occurs on or within 12 months following a Change of Control (as defined in his amended offer letter), subject to Dr. Molina’s execution of a separation agreement and release of claims in a form satisfactory to us, he will be entitled to (i) 12 months of his then current annual base salary, (ii) 100% accelerated vesting on all outstanding Company stock options and restricted stock and (iii) reimbursement for paid premiums for his continued health benefits under COBRA for 12 months.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	3,422,958	$13.74	2,755,610
Equity compensation plans not approved by security holders	—	—	—
Total	3,422,958	$13.74	2,755,610

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units (RSUs), since RSUs have no exercise price.
(2)	Includes our 2004 Stock Plan and our 2018 Equity Incentive Plan (2018 EIP). Excludes purchase rights accruing under our 2018 Employee Stock Purchase Plan (2018 ESPP).
(3)

There are no shares of common stock available for issuance under our 2004 Plan, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2004 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2018 EIP. In addition, this includes 2,525,610 shares of common stock that remain available for grant under our 2018 EIP and 230,000 shares of common stock that remain available for purchase under the 2018 ESPP. Additionally, the number of shares reserved for issuance under our 2018 EIP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 5% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 EIP increased by 1,142,409 shares on January 1, 2019. Similarly, the number of shares reserved for issuance under our 2018 ESPP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a number of shares as may be determined by our Board of Directors.  Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 ESPP increased by 228,481 shares on January 1, 2019.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Agreements with Mr. Petree

Pursuant to our then-existing consulting agreement with Mr. Petree, we paid Mr. Petree $40,000 prior to our IPO in 2018. In June 2018, we entered into a side letter to our then-existing consulting agreement with Mr. Petree pursuant to which we agreed to pay Mr. Petree a one-time success fee of $400,000 within 30 days of the execution of a definitive collaboration agreement with a third-party pharmaceutical company. Following the execution of the 2018 Merck Agreement in July 2018, we paid Mr. Petree $400,000. We terminated the consulting agreement and side letter with Mr. Petree prior to the completion of our initial public offering. Additionally, in December 2018, upon receipt of payment under a definitive collaboration agreement with a third-party pharmaceutical company, we recorded a transaction advisory fee of $200,000 to Four Oaks Partners Consulting, LLC of which Mr. Petree is a managing executive. The fee was paid in January 2019.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sutro Biopharma, Inc., 310 Utah Avenue, Suite 150, South San Francisco, California, 94080.

To be timely for our company’s annual meeting of stockholders to be held in 2020 (2020 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 8, 2020 and not later than the close of business on March 9, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2020 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2020 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2019 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 Annual Meeting must be received by us not later than December 28, 2019 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2020 Annual Meeting the information required by applicable law and our bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2018.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Sutro Biopharma, Inc.

310 Utah Avenue, Suite 150

South San Francisco, California, 94080

Attn: Investor Relations

The Annual Report on Form 10-K is also available at https://ir.sutrobio.com.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Sutro Biopharma, Inc., 310 Utah Avenue, Suite 150, South San Francisco, California, 94080, Attn: Investor Relations, submit a request on our website at https://ir.sutrobio.com/contact-ir  or call Linda Fitzpatrick, Chief People and Communications Officer, at (650) 392-8412.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL MEETING OF SHAREHOLDERS OF SUTRO BIOPHARMA, INC. June 7, 2019 COMPANY NUMBER ACCOUNT NUMBER INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone.  Have your proxy card available when you access the web page. TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL- Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON- You may vote your shares in person by attending the Annual Meeting. GO GREEN- e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/22426 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000001000 9 060719 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.P LEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ 1. Election of Directors: To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal. Nominees Michael Dybbs, Ph.D. John G. Freund, M.D. For all nominees WITHHOLDAUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR ALL EXCEPT (See instructions below) WITHHOLD AUTHORITY FOR ALL NOMINEES For All Nominees in Proposal 1 and FOR Proposal 2. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. Mark “X” here if you plan to attend the meeting Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

SUTRO BIOPHARMA, INC. Proxy for Annual Meeting of Shareholders on June 7, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints William J. Newell and Edward C. Albini, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of SUTRO BIOPHARMA, INC., to be held June 7, 2019, at 310 Utah Avenue, Suite 150, South San Francisco, CA 94080, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475